ABU DHABI INVESTMENT AUTHORITY SC 13G

Exhibit 1

CUSIP No. G3398L118	SCHEDULE 13G	Page 8 of 8

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (the “Statement”) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person. Each of the undersigned agrees to be responsible for the timely filing of the Statement and any subsequent amendment thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: February 5, 2024

ABU DHABI INVESTMENT AUTHORITY

/s/ Hamad Shahwan AlDhaheri
By: Hamad Shahwan AlDhaheri
Title: Authorized Signatory

/s/ Saif Surour AlMashghouni
By: Saif Surour AlMashghouni
Title: Authorized Signatory

PLATINUM IVY B 2018 RSC LIMITED

/s/ Hamad Shahwan AlDhaheri
By: Hamad Shahwan AlDhaheri
Title: Authorized Signatory

s/ Saif Surour AlMashghouni
By: Saif Surour AlMashghouni
Title: Authorized Signatory